EXHIBIT 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY NAMES MARK ERCEG AS ITS CHIEF FINANCIAL OFFICER

New York, N.Y., September 13, 2016 - Tiffany & Co. (NYSE: TIF) has appointed Mark Erceg to become its next executive vice president and chief financial officer, responsible for the Company’s worldwide financial, indirect procurement and information technology functions.

Mr. Erceg, 47, will be based in New York and will report to Frederic Cumenal, chief executive officer. His appointment will become effective on October 18, 2016. He replaces Tiffany’s former chief financial officer who left the Company in May to pursue a position at another company.

Previously, Mr. Erceg has been employed at Canadian Pacific Railway Limited, where he has served as executive vice president and chief financial officer since May 2015. From 2010 - 2015, he was the chief financial officer for Masonite International Corporation. He began his career at The Procter & Gamble Company in 1992 where, over 18 years, he served in positions of increasing responsibility in finance, market strategy, customer response, general management and global investor relations.

“Mark brings an operational process orientation and a broad financial, international and consumer brands background to Tiffany,” said Mr. Cumenal. “As the new leader of our multi-talented finance, procurement and information technology organizations, his varied experience and global perspective will be important as we continue to work toward strengthening Tiffany’s luxury brand position around the world and enhancing our profitability and productivity.”

Tiffany is the internationally-renowned jeweler founded in New York in 1837. Through its subsidiaries, Tiffany & Co. manufactures products and operates TIFFANY & CO. retail stores worldwide, and also engages in direct selling through Internet, catalog and business gift operations. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

Forward-Looking Statements:
Statements contained in this document that are not statements of historical fact, including those that refer to plans, assumptions and expectations for brand position, profitability and productivity, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that can be identified by the use of words such as ‘work toward,’ ‘strengthen,’ ‘enhance,’ ‘continue,’ ‘will,’ ‘expect,’ ‘anticipate,’ ‘believe,’ and variations of such words and similar expressions.

These forward-looking statements are based upon the current views and plans of management, speak only as of the date on which they are made and are subject to a number of risks and uncertainties, many of which are outside of our control. Actual results could therefore differ materially from the planned, assumed or expected results expressed in, or implied by, these forward-looking statements. While we cannot predict all of the factors that could form the basis of such differences, key factors include, but are not limited to: global macroeconomic and geopolitical developments; changes in interest and foreign currency rates; shifting tourism trends; regional instability, violence (including terrorist activities) and weather conditions that may affect local and tourist consumer spending; changes in consumer confidence, preferences and shopping patterns, as well our ability to accurately predict and timely respond to such changes; shifts in the Company’s product and geographic sales mix; variations in the cost and availability of diamonds, gemstones and precious metals; changes in our competitive landscape; disruptions impacting the Company’s business and operations; gains or losses in the trading value of the Company’s stock, which may impact the amount of stock repurchased; and our ability to successfully control costs and execute on, and achieve the expected benefits from, our operational and strategic initiatives. Developments relating to these and other factors may also warrant changes to the Company’s operating and strategic plans, including with respect to store openings, closings and renovations, capital expenditures, inventory management, and continuing execution on, or timing of, the aforementioned initiatives. Such changes could also cause actual results to differ materially from the expected results expressed in, or implied by, the forward-looking statements.

Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly reports filed on Form 10-Q in 2016. Readers of these documents should consider the outlined risks, uncertainties and factors in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.
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